                                   OPTION AGREEMENT
                                   ----------------

     THIS OPTION AGREEMENT (the "Agreement") is entered into as of the 19th day of March, 1996, among Dobson Communications Corporation, an Oklahoma corporation ("Dobson"), Kennedy Plaza Partners, a Rhode Island general partnership ("KPP"), Fleet Venture Resources, Inc., a Rhode Island corporation ("FVR"), and Fleet Equity Partners VI, L.P., a Delaware limited partnership ("FEP" and together with KPP and FVR, the "Fleet Investors").

                                      RECITALS:
                                      --------

     WHEREAS, the Fleet Investors hold 100,000 shares of the Company's Class B Convertible Preferred Stock, $1.00 par value per share (the "Preferred Stock"); and

     WHEREAS, the Preferred Stock is convertible into Class A Voting Common Stock of the Dobson, $1.00 par value per share (the "Common Stock"), pursuant to the terrns and conditions of Dobson's Certificate of Incorporation, as amended (the "Charter"); and

     WHEREAS, Dobson desires to obtain the right to purchase from the Fleet Investors up to 452 shares of Common Stock issuable upon conversion of the Preferred Stock; and

     NOW, THEREFORE, for good and valuable consideration, receipt of which is herewith acknowledged, and the mutual covenants set forth in this Agreement, it is agreed as follows:

     1. GRANT OF OPTION. For the sum of $100.00, receipt of which is hereby acknowledged, the Fleet Investors hereby grant to Dobson the option (the "Option") to purchase from the Fleet Investors up to an aggregate of 452 shares (adjusted to give effect to stock splits, stock dividends and similar events) of the Common Stock issuable upon conversion of the Preferred Stock held by the Fleet Investors (such shares if and when issued being referred to herein as the "Option Stock").

     2. OPTION PRICE. The amount payable for the Option Stock shall be $.01 per share (adjusted to give effect to stock splits, stock dividends and similar events). The purchase price for the Option Stock (the "Option Price") shall be payable in cash by wire transfer of immediately available funds or by Dobson's check.

     3. RIGHT TO EXERCISE. Subject to the terms and conditions set forth in this Agreement, Dobson shall have the right to exercise the Option, in full but not in part, only if (i) a "Texas 2 Event", as defined in that certain Securities Purchase Agreement of even date herewith by and among Dobson and the Fleet Investors, shall have occurred prior to March 19, 1999,
(ii) the Fleet Investors shall have converted the Preferred Stock to Common Stock as of the consummation of the Texas 2 Event and (iii) Dobson shall have exercised the Option as provided in Section 5 hereof, within 30 days following the consummation of the Texas 2 Event. Thirty days following the consummation of a Texas 2 Event this Option shall expire, terminate and be of no further force or effect.

     4. SHAREHOLDERS AGREEMENT. The parties hereto agree that any Common Stock purchased pursuant to the exercise of the Option shall be subject to the provisions of the Stockholders' Agreement of even date herewith by and among the Company and the stockholders named therein.

     5. EXERCISE OF OPTION. The Option may be exercised by delivering to the Fleet Investors a written notice (the "Option Notice") of exercise in substantially the form prescribed from time to time by the Fleet Investors. Such notice shall be signed by Dobson and shall indicate the date on which the Option Price will be delivered to the Fleet Investors, which date shall not be later than three business days after receipt by the Fleet Investors of the Option Notice.

     6. ISSUE OR TRANSFER TAX. The transfer by the Fleet Investors of Common Stock upon the exercise of the Option shall be made subject to payment by Dobson of any issuance or transfer tax in respect thereof.

     7. DELIVERY OF SHARE CERTIFICATES. Subject to the forgoing conditions, the Fleet Investors promptly after receipt of the Option Price, shall cause to be delivered to Dobson at the principal office of the Company, or such other location as may be acceptable to the Fleet Investors and Dobson, one (1) or more certificates evidencing the Common Stock with respect to which the Option is exercised, together with executed stock powers.

     8. NOTICES. Any notice to Dobson or either of the Fleet Investors shall be addressed to it at the address on file with the Company on the date hereof or at such other address as either of the Fleet Investors or Dobson may hereafter designate in writing. Notice shall be deemed to have been given upon receipt of, or sooner, five (5) days after such notice has been deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail addressed to the addressee specified in the immediately preceding sentence.

     9. MODIFICATION AND WAIVER. This Option Agreement and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     10. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The descriptive headings of the several sections and paragraphs of this Option Agreement are inserted for convenience only and do not constitute a part of this Option Agreement. This Option Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, notwithstanding principles of conflicts of laws.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement as of the day and year first above written.

                                          DOBSON COMMUNICATIONS CORPORATION



                                          By:    /s/ Everett R. Dobson
                                             --------------------------------
                                               Everett R. Dobson
                                               President



                                          FLEET VENTURE RESOURCES, INC.


                                          By:    /s/ Thadeus J. Mocarski
                                             --------------------------------
                                               Thadeus J. Mocarski
                                               Vice President

                                          FLEET EQUITY PARTNERS VI, L.P.

                                          By: Fleet Growth Resources II, Inc.



                                          By:     /s/ Thadeus J. Mocarski
                                             --------------------------------
                                               Thadeus J. Mocarski
                                               Vice President



                                          KENNEDY PLAZA PARTNERS


                                          By:     /s/ Thadeus J. Mocarski
                                             --------------------------------
                                               Title:
                                                     --------------------